Exhibit 99.1

VeriSign Reports Fourth Quarter and Full Year 2004 Results

MOUNTAIN VIEW, CA – January 26, 2005 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today reported its results for the fourth quarter and year ended December 31, 2004.

Q4 2004 Financial Results

VeriSign reported revenue of $356 million for the fourth quarter of 2004. On a GAAP basis, VeriSign reported net income of $115 million for the fourth quarter and earnings per share of $0.43 per fully-diluted share which includes a onetime gain from the monetization of a portion of its investment in VeriSign Japan for $78 million.

On a non-GAAP, after tax basis, using a 30% effective tax rate on non-GAAP pre-tax income of $78 million, earnings per share for the fourth quarter were $0.21 per fully-diluted share. These non-GAAP results exclude the following items, which are included under GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain on the sale of VeriSign Japan stock, the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions. A table reconciling the non-GAAP to GAAP numbers reported above is appended to this release.

“Our fourth quarter business and financial results capped a solid year of execution and growth for VeriSign,” said Stratton Sclavos, Chairman and Chief Executive Officer. “We believe we are entering 2005 with significant momentum in our existing lines of business and exciting new opportunities in emerging markets and geographies.”

2004 Financial Results

For the year ended December 31, 2004, VeriSign reported revenue of $1.17 billion. On a GAAP basis, VeriSign reported net income of $186 million with earnings per share for year of $0.72 per fully-diluted share.

On a non-GAAP, after tax basis, using a 30% effective tax rate on non-GAAP pre-tax income of $252 million, earnings per share for 2004 were $0.68 per fully diluted share. These non-GAAP results exclude the following items, which are included under GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain on the sale of VeriSign Japan stock, the net gain or loss on the sale of other investments, the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions. A table reconciling the non-GAAP to GAAP numbers reported above is appended to this release.

“We are very pleased with the continued strength in our Internet and Communications lines of business,” said Dana Evan, Chief Financial Officer of VeriSign. “Our strong sequential revenue growth in the fourth quarter, coupled with ongoing operational leverage, led to significant margin and earnings expansion. This execution also yielded record operating income and operating cash flow in the quarter.”

During the fourth quarter, the VeriSign Security Services (VSS) business unit continued the expansion of its Unified Authentication Platform announcing a strategic alliance with US Bancorp to supply next generation tokens to secure transactions with commercial banking customers.

Also, VeriSign’s Naming and Directory Services (VNDS) business unit saw continued momentum for its RFID initiatives in Asia and Australia that extend the availability of the VeriSign EPC Starter Service™. These relationships support VeriSign’s strategy to work closely with regional supply-chain ecosystems to drive adoption of Electronic Product Codes and the EPCglobal Network™.

In the fourth quarter, VeriSign’s Communications Services (VCS) group announced its Digital Content Services platform. As part of this strategy, VeriSign and Thomson also announced plans to create an on-demand authentication and authorization service bureau to support the secure delivery of electronic entertainment over digital networks.

Subsequent to the close of the quarter, VeriSign announced that it had signed a definitive agreement to acquire Santa Cruz, California-based LightSurf Technologies Inc. for $270 million in VeriSign stock. LightSurf is a global leader in multimedia messaging and interoperability solutions for the wireless market. Subject to regulatory approvals, the transaction is expected to close by the end of the first quarter of 2005.

Additional Financial Information

•	VeriSign ended the year with Cash and Cash Equivalents, Restricted Cash and Short-term Investments of $789 million, an increase of $128 million from the prior quarter and up $47 million year over year, net of $257 million of cash used for acquisitions and stock repurchases during 2004.

•	During the quarter, VeriSign monetized a portion of its holding in VeriSign Japan for $78 million. The proceeds from the sale of VeriSign Japan shares were used to repurchase approximately 2.4 million shares of VeriSign stock for $78 million dollars under its existing repurchase program. For 2004, VeriSign repurchased approximately 4.5 million shares of common stock.

•	Net days sales outstanding (Net DSO) was 46 days, a three day increase from Q3 and within VeriSign’s 40 to 50 day guidance.

•	Deferred revenue on the balance sheet was $413 million as of December 31, 2004, up from $406 million last quarter. For 2004, deferred revenue grew by $75 million.

•	Capital expenditures for the fourth quarter of 2004 were approximately $36 million, up from $22 million in Q3, bringing 2004 capital expenditures to approximately $93 million versus 2003 capital expenditures of $108 million.

•	Cash flow from operations was $135 million for the fourth quarter compared to $84 million for the third quarter of 2004. For 2004, cash flow from operations was over $365 million.

Internet Services Group

•	The Internet Services Group – which includes VeriSign’s Security, Payments, and Naming & Directory services – delivered $152 million of revenue in the fourth quarter of 2004. The results for the fourth quarter included strong sequential growth in the Security Services business in addition to continued growth in the core .com and .net registry business.

•	VeriSign’s Web site certificate business issued approximately 115,000 new and renewed certificates in Q4 ending the quarter with a base of more than 455,000 certificates, up from

447,000 at the end of Q3. For the full year, the active base of Web site certificates grew by 18% or 71,000 certificates.

•	VeriSign’s Payments business ended the fourth quarter with approximately 127,000 merchants under management, an increase of approximately 9,000 merchants over the third quarter of 2004 and 25,000 year over year. Further, the business processed approximately 118 million individual transactions with an aggregate value of $9.5 billion during the quarter.

•	VeriSign’s Naming & Directory Services business ended the fourth quarter with 38.4 million active domain names in .com and .net, a net increase of approximately 2.3 million names or 6% from Q3. For 2004, the active domain name base grew by approximately 8 million names or 26%.

Communications Services Group

•	VeriSign’s Communications Services (VCS) Group – which provides intelligent connectivity, database, billing & network monitoring services, and content mediation to telecommunications carriers – delivered core revenue of $110 million in the fourth quarter of 2004, with the digital content business, which includes the Jamba! and Jamster! brands, contributing an additional $94 million in revenue, bringing total VCS revenue for Q4 to $204 million.

•	VeriSign’s Communications Services Group ended Q4 with a base of approximately 6.5 million wireless billing customer subscribers up from a Q3 base of 6.4 million.

•	The VCS business supported 12.8 billion database queries in the quarter up from 12.7 billion queries for Q3 and up from 8.6 billion queries in Q4 of the prior year.

•	In December, VeriSign began test marketing its mobile content services in the U.S. under the Jamster! brand with a limited set of carriers and content providers. No revenues related to the test marketing in the US were recognized in the fourth quarter.

Today’s Conference Call

VeriSign will be hosting a teleconference call today at 2:00 pm (PST) to review the fourth quarter and annual results. The call will be accessible by direct dial at (888) 283-6901 (US) or (719) 955-1564 (international). A listen-only live webcast of the earnings call will also be available on the company’s website at www.verisign.com under the Investor Relations tab and at www.streetevents.com. A replay of the teleconference will be available by calling (888) 203-1112 (passcode: 549309) beginning at 5:00 pm (PST) today and will run through February 2nd. This press release and the financial information discussed on today’s conference call are available on the company’s website at www.verisign.com under the Investor Relations tab.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable businesses and individuals to find, connect, secure, and transact across today’s complex global networks. Additional news and information about the company is available at www.verisign.com.

Contacts

Media Relations: Brian O’Shaughnessy, boshaughnessy@verisign.com, 650-426-5270

Investor Relations: Tom McCallum, tmccallum@verisign.com, 650-426-3744

###

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk that the VeriSign and Jamba! businesses as well as other businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2003 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VeriSign is a registered trademark of VeriSign, Inc. Other names may be trademarks of their respective owners.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31, 2004	December 31, 2003
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$333,782	$393,787
Short-term investments	406,784	329,899
Accounts receivable, net	198,317	100,120
Prepaid expenses and other current assets	51,324	45,935
Deferred tax assets	19,057	10,987

Total current assets	1,009,264	880,728

Property and equipment, net	512,621	520,219
Goodwill	725,427	401,371
Other intangible assets, net	243,838	216,665
Restricted cash	48,377	18,371
Long-term investments	6,809	21,749
Other assets, net	46,538	41,435

Total long-term assets	1,583,610	1,219,810

Total assets	$2,592,874	$2,100,538

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$382,025	$291,392
Accrued restructuring costs	11,696	18,331
Deferred revenue	305,874	245,483

Total current liabilities	699,595	555,206

Long-term deferred revenue	107,595	93,311
Long-term restructuring costs	19,276	30,240
Other long-term liabilities	6,815	8,978
Deferred tax liability	31,319	321

Total long-term liabilities	165,005	132,850

Total liabilities	864,600	688,056

Minority interest in subsidiaries	36,277	28,829
Commitments and contingencies Stockholders’ equity:
Preferred stock - par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 253,323,799 and 241,979,274 (excluding 6,164,017 and 1,690,000 shares held in treasury at December 31, 2004 and December 31, 2003)	253	242
Additional paid-in capital	23,253,111	23,128,095
Unearned compensation	(6,127)	(2,628)
Accumulated deficit	(21,553,829)	(21,740,054)
Accumulated other comprehensive loss	(1,411)	(2,002)

Total stockholders’ equity	1,691,997	1,383,653

Total liabilities and stockholders’ equity	$2,592,874	$2,100,538

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenues	$355,986	$251,600	$1,166,455	$1,054,780

Costs and expenses:
Cost of revenues	129,097	100,376	444,759	446,207
Sales and marketing	93,247	42,205	253,480	195,330
Research and development	17,689	14,956	67,346	55,806
General and administrative	41,600	38,224	164,922	168,380
Restructuring and other charges	5,160	43,217	24,780	74,633
Amortization and impairment of goodwill and other intangible assets	23,317	25,743	79,440	335,505
Sale of business and litigation settlements	—	7,169	—	7,169

Total costs and expenses	310,110	271,890	1,034,727	1,283,030

Operating income (loss)	45,876	(20,290)	131,728	(228,250)
Other income (expense), net	80,791	2,741	84,695	(7,802)
Minority interest in net (income) in subsidiary	(741)	(507)	(2,618)	(474)

Income (loss) before income taxes	125,926	(18,056)	213,805	(236,526)
Income tax expense	11,114	14,232	27,580	23,353

Net income (loss)	$114,812	$(32,288)	$186,225	$(259,879)

Net income (loss) per share:
Basic	$0.45	$(0.13)	$0.74	$(1.08)

Diluted	$0.43	$(0.13)	$0.72	$(1.08)

Shares used in per share computation:
Basic	254,310	241,602	250,564	239,780

Diluted	265,777	241,602	257,968	239,780

VERISIGN, INC. AND SUBSIDIARIES

STATEMENT OF OPERATIONS RECONCILIATION

(unaudited)

Statement of Operations Reconciliation

	Three Months Ended December 31,
	2004	2003
(in thousands)
Net income (loss) on a GAAP basis	$114,812	$(32,288)
Amortization and impairment of intangible assets	23,317	25,743
Stock-based compensation expense resulting primarily from acquisitions	453	385
Restructuring and other charges	5,160	43,217
VSJ stock sale gain; net gains and losses and impairment on investments	(76,601)	7,169
Income tax expense	11,114	14,232

Non-GAAP income before income taxes	78,255	58,458
Non-GAAP tax rate of 30% in lieu of the GAAP rate	(23,477)	(17,537)

Net income on a non-GAAP basis	$54,778	$40,921

Statement of Operations Reconciliation per Share

(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.43	$(0.13)
Amortization and impairment of intangible assets	0.09	0.10
Stock-based compensation expense resulting primarily from acquisitions	—	—
Restructuring and other charges	0.02	0.18
VSJ stock sale gain; net gains and losses and impairment on investments	(0.29)	0.03
Non-GAAP tax rate of 30% in lieu of the GAAP rate	(0.04)	(0.01)

Diluted net income per share on a non-GAAP basis	$0.21	$0.17

Shares used in calculation of net income —GAAP	254,310	241,602
Shares used in calculation of net income —non-GAAP	265,777	246,432

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain on the sale of VeriSign Japan stock, the net gain or loss on the sale of other investments or the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions. The non-GAAP financial information is also adjusted for a standard 30% tax rate which differs from the GAAP rate.

Management believes that this non-GAAP financial data supplements our GAAP financial by providing investors with additional information which allows them to have a clearer picture of the company's core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors' overall understanding of our financial performance and the comparability of the company's operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

STATEMENT OF OPERATIONS RECONCILIATION

(unaudited)

Statement of Operations Reconciliation

	Year Ended December 31,
	2004	2003
(in thousands)
Net income (loss) on a GAAP basis	$186,225	$(259,879)
Amortization and impairment of intangible assets	79,440	335,505
Stock-based compensation expense resulting primarily from acquisitions	2,130	7,017
Restructuring and other charges	24,780	74,633
VSJ stock sale gain; net gains and losses and impairment on investments	(68,359)	16,541
Sale of business and litigation settlements	—	7,169
Income tax expense	27,580	23,353

Non-GAAP income before income taxes	251,796	204,339
Non GAAP tax rate of 30% in lieu of the GAAP rate	(75,539)	(61,302)

Net income on a non-GAAP basis	$176,257	$143,037

Statement of Operations Reconciliation per Share

(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.72	$(1.08)
Amortization and impairment of intangible assets	0.31	1.39
Stock-based compensation expense resulting primarily from acquisitions	—	0.03
Restructuring and other charges	0.10	0.31
VSJ stock sale gain; net gains and losses and impairment on investments	(0.26)	0.07
Sale of business and litigation settlements	—	0.03
Non GAAP tax rate of 30% in lieu of the GAAP rate	(0.19)	(0.16)

Diluted net income per share on a non-GAAP basis	$0.68	$0.59

Shares used in calculation of net income —GAAP	250,564	239,780
Shares used in calculation of net income —non-GAAP	257,968	242,497

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings releases, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization and write-down of goodwill and intangible assets related to acquisitions, the net gain on the sale of VeriSign Japan stock, the net gain or loss on the sale of other investments or the impairment of investments, restructuring and other charges, and stock-based compensation charges related to acquisitions. The non-GAAP financial information is also adjusted for a standard 30% tax rate which differs from the GAAP rate.

Management believes that this non-GAAP financial data supplements our GAAP financial by providing investors with additional information which allows them to have a clearer picture of the company's core recurring operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors' overall understanding of our financial performance and the comparability of the company's operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2004	2003
Cash flow from operating activities:
Net income (loss)	$186,225	$(259,879)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	85,641	114,475
Amortization and impairment of other intangible assets and goodwill	79,440	335,505
Provision for doubtful accounts	689	6,055
Non-cash restructuring and other charges	19,957	27,634
VSJ Stock sale gain; net gains and losses and impairment on investments	(68,359)	16,541
Minority interest in net income of consolidated subsidiary	2,618	474
Tax benefit associated with stock options	4,748	5,004
Deferred income taxes	—	3,321
Amortization of unearned compensation	3,136	7,390
Loss on disposal of property and equipment	—	388
Gain on sale of business	—	(2,862)
Changes in operating assets and liabilities:
Accounts receivable	(64,188)	27,950
Prepaid expenses and other current assets	1,483	12,753
Accounts payable and accrued liabilities	44,631	38,147
Deferred revenue	69,317	25,544

Net cash provided by operating activities	365,338	358,440

Cash flow from investing activities:
Purchases of investments	(1,029,378)	(446,439)
Proceeds from maturities and sales of investments	924,380	218,044
Purchases of property and equipment	(92,532)	(108,034)
Proceeds from VSJ stock sale and from sale of business	78,317	57,621
Cash paid for business combinations, net of cash acquired	(246,356)	(16,052)
Merger related costs	(7,420)	(5,120)
Other assets	(927)	(4,171)

Net cash used in investing activities	(373,916)	(304,151)

Cash flow from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plan	62,882	31,680
Repurchase of common stock	(113,253)	—
Proceeds from sale of consolidated subsidiary stock	390	37,403
Repayment of debt	(4,491)	(13,199)

Net cash (used in) provided by financing activities	(54,472)	55,884

Effect of exchange rate changes	3,045	1,326

Net (decrease) increase in cash and cash equivalents	(60,005)	111,499
Cash and cash equivalents at beginning of period	393,787	282,288

Cash and cash equivalents at end of period	$333,782	$393,787